Exhibit i.2

December 3, 2004

Kopp Funds, Inc.

7701 France Ave South, Suite 500

Edina,  MN  55435

Gentlemen:

We consent to the incorporation by reference in this Registration Statement of our opinion regarding the sale of shares of Kopp Funds, Inc. dated September 8, 1997.  In giving this consent, however, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.